                                                                    EXHIBIT 99.1

                                                        12500 West Creek Parkway
                                                              Richmond, VA 23238
[PFG LOGO] PERFORMANCE                                      Phone (804) 484-7700
           FOOD GROUP                                         FAX (804) 484-7701

                                  NEWS RELEASE

FOR MORE INFORMATION:

MEDIA CONTACT:                                      INVESTOR CONTACT:
CHERYL MOORE                                        KEVIN COLLIER
DIRECTOR, CORPORATE COMMUNICATIONS                  DIRECTOR, INVESTOR RELATIONS
(804) 484-6273                                      (804) 287-8109

                PERFORMANCE FOOD GROUP ANNOUNCES 65% INCREASE IN
                   OPERATING PROFIT FROM CONTINUING OPERATIONS

RICHMOND, VA. (MAY 3, 2005) - Performance Food Group (Nasdaq/NM:PFGC) today announced results for the first quarter ended April 2, 2005. All amounts pertaining to the Company's Fresh-cut produce segment are accounted for as discontinued operations.

Consolidated net sales from continuing operations in the first quarter increased to approximately $1.4 billion, a 16% increase compared to the prior year period. Inflation was approximately 3% in the first quarter. Net earnings from continuing operations amounted to approximately $4.7 million compared to approximately $2.2 million in the year earlier period. Net earnings per share for continuing operations were approximately $0.10 per share diluted, compared to $0.05 per share diluted in the prior year period. Net earnings from discontinued operations were approximately $9.0 million, compared to approximately $5.3 million in the year earlier period. Net earnings per share from discontinued operations were approximately $0.19 per share diluted, compared to approximately $0.11 per share diluted in the prior year earlier period. Consolidated net earnings per share including both continuing operations and discontinued operations amounted to approximately $0.29 per share diluted.

On February 22, 2005, the Company signed a definitive agreement to sell all of its stock in the subsidiaries that comprise the Fresh-cut produce segment to Chiquita Brands International, Inc. As of that date, the Company met the criteria required to account for the Fresh-cut segment as a discontinued operation. As such, in accordance with generally accepted accounting principles, depreciation and amortization were discontinued as of February 23, 2005. This resulted in a reduction of pre-tax expense for the segment of approximately $3.7 million, or approximately $0.05 per share diluted in the first quarter. Excluding the impact from the discontinuation of depreciation and amortization for the segment, net earnings per share would have amounted to $0.14 per share diluted for discontinued operations and $0.24 per share diluted including both continuing operations and discontinued operations on a consolidated basis."

Bob Sledd, Chairman and Chief Executive Officer remarked, "We're very pleased with the strong growth of our internal sales and operating earnings in our continuing

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operations during the first quarter. Our focus on service excellence and operational improvement are contributing favorably to our growth with customers."

"Sales in the Broadline distribution segment increased approximately 19% in the first quarter. Inflation amounted to approximately 3% in the quarter. Sales increases in the quarter were the result of previously announced new business rollouts, combined with incremental growth with existing customers."

Mr. Sledd added, "In our Customized distribution segment, sales increased approximately 12% in the first quarter. Inflation was approximately 3% in the quarter. Sales gains in the quarter were driven by continued growth with existing customers. In April, we began shipping from our new 206,000 square foot distribution center in Indiana. Our Customized segment remains focused on the addition of new capacity throughout the year to position us for growth in 2006."

"Sales from the discontinued operations of the Fresh-cut segment increased slightly in the first quarter over the prior year period. Retail sales increased ahead of category growth in the quarter, while foodservice sales decreased as a result of the rationalization of foodservice customers in the prior year."

"All of our business segments are experiencing higher trends in insurance costs, particularly increases in healthcare costs. Our corporate costs increased during the first quarter primarily as a result of incremental costs associated with the completion of our previously disclosed Audit Committee investigation. Despite these costs, we continue to expect operating profit from continuing operations to be within our previously projected range of $73 to $78 million for the year. Although given these trends, we expect to be toward the lower end of this range. This includes corporate overhead, but excludes stock compensation expense. This would represent a solid mid-teens percentage improvement over 2004. In conjunction with the recently announced delay in the effective date of FASB 123-R for the expensing of stock options, we now expect to adopt the new standards in the first quarter of 2006. We have continued to focus on implementing cost effective equity compensation programs with an increasing emphasis on restricted stock. As a result, despite the delay in the implementation of FASB 123-R, the Company expects to incur pre-tax stock compensation expense of approximately $1.0 to $1.5 million related to restricted stock grants for the 2005 year."

Mr. Sledd concluded, "Our balance sheet remains strong with a debt to capital ratio of approximately 23% at the end of the first quarter, excluding $130 million of interests in accounts receivable sold under an accounts receivable purchase facility. We remain focused on continued improvement of our operating performance and we expect to achieve solid operating earnings improvement throughout the year."

Performance Food Group markets and distributes more than 65,000 national and private label food and food-related products to approximately 44,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. The Fresh Express(R) line is the industry leader and pioneer of fresh packaged salads. For more information on Performance Food Group, visit www.pfgc.com.

      Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic

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sensitivity of the foodservice business; the Company's reliance on major customers; the level of demand for the Company's fresh-cut products; the possibility that the closing of the sale of the fresh-cut produce operations may not occur because of the failure of the closing conditions to be satisfied; the risk that the results of the Securities and Exchange Commission informal inquiry could have an adverse affect on the Company; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.

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                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS

(In thousands, except net earnings per common share)

                                                                                 THREE MONTHS ENDED
                                                                         --------------------------------
                                                                           APRIL 2,             APRIL 3,
                                                                             2005                 2004
                                                                         ------------         -----------
Net sales from continuing operations                                     $  1,422,807         $ 1,224,537

Net earnings from continuing operations                                  $      4,683         $     2,157
Net earnings from discontinued operations                                       9,012               5,319
                                                                         ------------         -----------
                                                                         $     13,695         $     7,476

Weighted average number of shares outstanding:
      Basic                                                                    46,872              45,999
      Diluted                                                                  47,403              47,067

Net earnings per common share:
      Basic net earnings per common share - continuing operations        $       0.10         $      0.05
      Basic net earnings per common share - discontinued operations              0.19                0.11
                                                                         ------------         -----------
                                                                         $       0.29         $      0.16

      Diluted net earnings per common share - continuing operations      $       0.10         $      0.05
      Diluted net earnings per common share - discontinued operations            0.19                0.11
                                                                         ------------         -----------
                                                                         $       0.29         $      0.16

Note: Prior year data has been reclassified to conform to current year discontinued operations presentation

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PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
APRIL 2, 2005
(IN THOUSANDS)

                                                                         APRIL 2, 2005    JANUARY 1, 2005
                                                                         -------------    ---------------
ASSETS

Cash and cash equivalents                                                $      49,710    $        52,322
Accounts and notes receivable, net, including
    retained interest in securitized receivables                               197,498            171,191

Inventories                                                                    287,097            287,019
Other current assets                                                            22,929             25,463
Current assets of discontinued operations                                      669,061            109,924
                                                                         -------------    ---------------
    Total current assets                                                     1,226,295            645,919
                                                                         -------------    ---------------
Property, plant and equipment, net                                             214,247            201,248
Goodwill, net                                                                  354,037            354,038
Other intangible assets, net                                                    53,405             54,471
Other assets                                                                    14,004             13,502
Non-current assets of discontinued operations                                        -            558,587
                                                                         -------------    ---------------
    Total assets                                                         $   1,861,988    $     1,827,765
                                                                         =============    ===============
LIABILITIES AND SHAREHOLDERS' EQUITY

Checks in excess of deposits                                             $      54,239    $       103,948
Trade accounts payable                                                         287,791            227,882
Current installments of long-term debt                                             661                661
Other current liabilities                                                      128,104            112,580
Current liabilities of discontinued operations                                 203,298            116,024
                                                                         -------------    ---------------
    Total current liabilities                                                  674,093            561,095
                                                                         -------------    ---------------
Long-term debt, excluding current installments                                 255,719            263,859
Deferred income taxes                                                           40,871             40,775
Long-term liabilities of discontinued operations                                     -             87,723
Shareholders' equity                                                           891,305            874,313
                                                                         -------------    ---------------
    Total liabilities and shareholders' equity                           $   1,861,988    $     1,827,765
                                                                         =============    ===============

Note: Prior year data has been reclassified to conform to current year discontinued operations presentation

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PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
APRIL 2, 2005
(IN THOUSANDS, EXCEPT NET EARNINGS PER COMMON SHARE)

                                                                                           THREE MONTHS ENDED
                                                                                ----------------------------------------
                                                                                   APRIL 2, 2005        APRIL 3, 2004
                                                                                -------------------  -------------------
Net sales                                                                       $1,422,807   100.0%  $1,224,537   100.0%
Cost of goods sold                                                               1,242,891    87.4%   1,066,484    87.1%
                                                                                ----------   -----   ----------   -----
    Gross profit from continuing operations                                        179,916    12.6%     158,053    12.9%
Operating expenses                                                                 170,490    11.9%     152,341    12.4%
                                                                                ----------   -----   ----------   -----
    Operating profit from continuing operations                                      9,426     0.7%       5,712     0.5%
Other income (expense):
    Interest expense                                                                  (973)              (1,982)
    Loss on sale of receivables                                                     (1,006)                (468)
    Other, net                                                                         164                  202
                                                                                ----------           ----------
       Other expense, net                                                           (1,815)   -0.2%      (2,248)   -0.2%
                                                                                ----------   -----   ----------   -----
       Earnings before income taxes from continuing operations                       7,611     0.5%       3,464     0.3%
Income taxes                                                                         2,928     0.2%       1,307     0.1%
                                                                                ----------   -----   ----------   -----
    Net earnings from continuing operations                                          4,683     0.3%       2,157     0.2%
    Net earnings from discontinued operations                                        9,012                5,319
                                                                                ----------           ----------
    Net earnings                                                                $   13,695           $    7,476
                                                                                ==========           ==========

Weighted average common shares outstanding:
    Basic                                                                           46,872               45,999
    Diluted                                                                         47,403               47,067
                                                                                ==========           ==========

Net earnings per common share:
    Basic net earnings per common share - continuing operations                 $     0.10           $     0.05
    Basic net earnings per common share - discontinued operations                     0.19                 0.11
                                                                                ----------           ----------
                                                                                $     0.29           $     0.16

    Diluted net earnings per common share - continuing operations               $     0.10           $     0.05
    Diluted net earnings per common share - discontinued operations                   0.19                 0.11
                                                                                ----------           ----------
                                                                                $     0.29           $     0.16
                                                                                ==========           ==========

Note: Prior year data has been reclassified to conform to current year discontinued operations presentation

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                         PERFORMANCE FOOD GROUP COMPANY
                               SEGMENT DISCLOSURE

                              2005 COMPARED TO 2004
                                   1ST QUARTER

                                                                                        TOTAL
                                                                       CORPORATE &   CONTINUING
2005                                           BROADLINE   CUSTOMIZED  INTERSEGMENT  OPERATIONS
--------------------------                     ----------  ----------  ------------  -----------
FIRST QUARTER

Net external sales                             $ 860,044   $ 562,763   $         -   $1,422,807
Intersegment sales                                   225          62          (287)           -
Total sales                                      860,269     562,825          (287)   1,422,807
Operating profit                                  12,654       5,766        (8,994)       9,426
     Operating profit margin                        1.47%       1.02%            -         0.66%
Interest expense (income)                          3,899         267        (3,193)         973
Loss (gain) on sale of receivables                 2,776         743        (2,513)       1,006
Depreciation                                       3,339       1,164         1,019        5,522
Amortization                                         907           -             -          907
Capital expenditures                               3,309      13,198         2,039       18,546

                                                                                        TOTAL
                                                                       CORPORATE &   CONTINUING
2004                                           BROADLINE   CUSTOMIZED  INTERSEGMENT  OPERATIONS
--------------------------                     ----------  ----------  ------------  -----------
FIRST QUARTER

Net external sales                             $ 723,651   $ 500,886   $         -   $1,224,537
Intersegment sales                                   267          77          (344)           -
Total sales                                      723,918     500,963          (344)   1,224,537
Operating profit                                  10,318       3,470        (8,076)       5,712
    Operating profit margin                         1.43%       0.69%            -         0.47%
Interest expense (income)                          3,080         171        (1,269)       1,982
Loss (gain) on sale of receivables                 1,950         650        (2,132)         468
Depreciation                                       3,365       1,071           739        5,175
Amortization                                         900           -             -          900
Capital expenditures                               2,304       1,449         1,668        5,421

Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:

                               APRIL 2, 2005     JANUARY 1, 2005
                               -------------     ---------------
Broadline                      $     849,334     $       830,421
Customized                           196,474             176,827
Corporate & Intersegment             147,119             152,006
Discontinued Operations              669,061             668,511
                               -------------     ---------------

        Total Assets           $   1,861,988     $     1,827,765
                               -------------     ---------------

NOTE: Prior year data has been reclassified to conform to current year discontinued operations presentation

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